UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2012

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California		92807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 786-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  7.01. Regulation FD Disclosure.

On August 13, 2012, Questcor Pharmaceuticals, Inc.’s outside counsel delivered, on behalf of Questcor, a letter (the “Cease and Desist Letter”) to Access Securities, LLC and Access Securities, LP (collectively, “Access Securities”), requesting that Access Securities cease and desist from engaging in defamation, placing Questcor in a false light, tortious interference with Questcor’s economic advantage, and unfair business practices. Questcor alleges that this tortious conduct occurred in connection with an announcement made by Access Securities relating to a scheduled and later cancelled investor conference call. It is possible that Questcor will decide to take further action in connection with this matter, which action could include one or more of the following: (a) bringing a lawsuit against Access Securities for defamation, false light, tortious interference, and unfair business practices, among other claims; (b) referring the above matter to the Securities and Exchange Commission and/or the California Department of Corporations for enforcement action; and (c) seeking monetary damages, injunctive relief, and attorneys’ fees against Access Securities and any person associated with or employed by Access Securities who has participated in Access Securities’ unlawful conduct. Questcor undertakes no obligation to publicly disclose any update regarding this matter.

The Cease and Desist Letter is filed as Exhibit 99.1 and is incorporated herein by reference.

Item   9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Cease and Desist Letter to Access Securities dated August 13, 2012.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2012	QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ Michael H. Mulroy
Michael H. Mulroy
Senior Vice President, Chief Financial Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Cease and Desist Letter to Access Securities dated August 13, 2012.